                                                                    Exhibit 99.1
[logo] RTI International Metals, Inc.


FOR IMMEDIATE RELEASE                              CONTACT:
---------------------                              --------
April 26, 2004                                     Richard E. Leone
                                                   Manager - Investor Relations
                                                   330-544-7622
                                                   www.rti-intl.com


                RTI INTERNATIONAL ANNOUNCES FIRST QUARTER RESULTS
                -------------------------------------------------

         Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) released results today for the first quarter of 2004.

         The Company reported net income for the first quarter of $2.8 million, or $0.13 per share, on sales of $54.1 million. Results for the first quarter of 2003 were a net income of $4.3 million, or $0.21 per share, on sales of $58.5 million.

         The Company is party to a supply agreement that requires minimum annual purchases by The Boeing Company. In 2003, the final year of the agreement, Boeing failed to meet those minimums and accordingly, made a payment of $9.1 million in liquidated damages to the Company during the first quarter of 2004, which added $6.0 million, or $0.28 per share, to net income. Results for the first quarter of 2003 included a similar payment, which added $5.2 million or $0.25 per share.

         Titanium mill product shipments for the first quarter of this year were
1.5 million pounds, up slightly over last year, but realized prices averaged $15.03 per pound, down nearly 10% year over year. The resultant loss of revenue was partially offset by lower costs, as salaried personnel continue to operate the Group's Niles, Ohio plant after hourly workers rejected a contract offer in the fourth quarter of 2003. To date, the work stoppage has not been an impediment to operational utilization or the booking of new orders. During the first quarter the Titanium Group posted a first quarter operating loss of $4.1 million on sales of $37.7 million, including intercompany sales of $24.6 million. During the first quarter of 2003, the Group had an operating loss of $3.4 million on sales of $32.7 million, including $18.5 million of intercompany sales.

         The Fabrication & Distribution Group had an operating loss of $0.9 million on sales of $41.0 million during the first quarter. RTI Energy Systems was negatively impacted by the late delivery and rising price of steel for two projects.

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April 26, 2004
Page 2 of 4

Domestic distribution units and RTI Commercial Products had relatively good quarters, as market conditions in commercial aerospace continued to have a negative effect on the Group's other units. Despite the slow start, the Group is expected to outperform its modest profitability last year. The Group had operating income of $1.8 million on sales of $44.3 million during the first quarter of 2003.

         "RTI's performance in the first quarter was disappointing, but not totally unexpected. Demand for titanium from commercial aerospace, particularly for airframes, continues to be weak, as aircraft build rates remain low and are expected to remain so into next year. Prices for mill products have firmed somewhat lately, offsetting rising costs for raw material and energy. Reducing production costs and expanding our value-added products will continue to be our primary focus as we strive to maintain profitability during this downturn," said Timothy G. Rupert, President and CEO.

         The statements in this release relating to matters that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, the ongoing impact of global events on the commercial aerospace industry, military spending, the impact of the on-going labor dispute, future global economic conditions, competitive nature of the markets for specialty metals, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected.

         RTI International Metals, headquartered in Niles, Ohio, is one of the world's largest producers of titanium. Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical and consumer applications for customers around the world.

         NOTE: RTI International Metals, Inc. has scheduled a conference call for Wednesday, April 28, 2004, at 11:00 a.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA) 888-428-4472 or (International) 612-288-0318 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Saturday, May 1, 2004, by dialing (USA) 800-475-6701, or (International) 320-365-3844, and Access Code 726559.


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April 26, 2004
Page 3 of 4

                         RTI INTERNATIONAL METALS, INC.
             CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                             (Dollars in thousands)


                                                              QUARTER ENDED
                                                                 MARCH 31,
                                                           --------------------
                                                             2004        2003
                                                           --------    --------

Sales                                                      $ 54,112    $ 58,532
Cost of sales                                                50,351      52,135
                                                           --------    --------
Gross profit                                                  3,761       6,397
Selling, general and
    administrative expenses                                   8,566       7,631
Research, technical and
    product development expenses                                287         387
                                                           --------    --------
Operating income                                             (5,092)     (1,621)

Other income - net                                            9,318       8,777
Interest expense                                                  3         168
                                                           --------    --------
Income before income taxes                                    4,223       6,988

Provision for income taxes                                    1,448       2,655
                                                           --------    --------
Net income                                                 $  2,775    $  4,333
                                                           ========    ========


Net income per common share:
      Basic                                                $   0.13    $   0.21
                                                           ========    ========

      Diluted                                              $   0.13    $   0.21
                                                           ========    ========

Weighted average shares outstanding (in thousands):
      Basic                                                  21,106      20,812

      Diluted                                                21,453      20,903




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April 26, 2004
Page 4 of 4

                         RTI INTERNATIONAL METALS, INC.
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                                           MARCH 31,  DECEMBER 31,
                                                             2004         2003
                                                          ----------  -----------
                                                         (Unaudited)
ASSETS:
      Current assets
            Cash and cash equivalents                      $ 71,234     $ 67,970
            Accounts receivable                              33,574       30,855
            Inventories                                     145,886      153,497
            Current deferred income tax asset                 5,182        5,251
            Other current assets                              4,056        3,284
                                                           --------     --------
      Total current assets                                  259,932      260,857
            Property, plant and equipment, net               84,369       85,505
            Goodwill                                         34,133       34,133
            Other noncurrent assets                           7,657        9,439
                                                           --------     --------
      Total assets                                         $386,091     $389,934
                                                           ========     ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
      Current liabilities
            Accounts payable                               $ 10,715     $ 14,008
            Accrued liabilities                              12,766       19,321
                                                           --------     --------
      Total current liabilities                              23,481       33,329
            Accrued pension cost                             13,129       12,445
            Accrued postretirement benefit cost              20,617       20,428
            Other noncurrent liabilities                      6,182        6,072
                                                           --------     --------
      Total liabilities                                      63,409       72,274
      Total shareholders' equity                            322,682      317,660
                                                           --------     --------
      Total liabilities and shareholders' equity           $386,091     $389,934
                                                           ========     ========




                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                          ---------------------
                                                            2004        2003
Cash provided by operating activities
      (including depreciation and amortization
      of $2,987 and $3,057 respectively)                  $  3,022     $  7,636
Cash provided by (used in) investing activities             (1,858)      (1,255)
Cash used in financing activities                            2,100         (218)
                                                          --------     --------
Increase in cash and cash equivalents                        3,264        6,163
Cash and cash equivalents at beginning of period            67,970       40,666
                                                          --------     --------
Cash and cash equivalents at end of period                $ 71,234     $ 46,829
                                                          ========     ========



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